Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

BOSTON COMMUNICATIONS GROUP, INC.

Pursuant to the Offer to Purchase

dated July 30, 2007

by

TEA PARTY ACQUISITION CORP.

a wholly owned subsidiary of

MEGASOFT LIMITED

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (the “Shares”), of Boston Communications Group, Inc., a Massachusetts corporation, and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, telex facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Tea Party Acquisition Corp. may elect, at its sole discretion, not to count Shares tendered pursuant to a Notice of Guaranteed Delivery towards the satisfaction of the Minimum Condition unless and until the Depositary has timely received (i) certificates for the Shares (or a Book-Entry Confirmation) and (ii) a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal (or, as applicable, an Agent’s Message).

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐ CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Tea Party Acquisition Corp., a Massachusetts corporation (“Purchaser”) and wholly owned subsidiary of Megasoft Limited, a company incorporated in India under the provisions of the Companies Act, 1956 (“Parent’), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 30, 2007 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (the “Shares”) of Boston Communications Group, Inc., a Massachusetts corporation (the “Company”), as set forth below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:
(Please Type or Print)

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone Number:

Signature(s):

Dated:

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq Global Market (“Nasdaq”) trading days of the date hereof.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Telephone Number:

Dated:                     , 2007

NOTE: DO NOT SEND SHARES WITH THIS FORM; SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE DATE OF EXECUTION OF THE NOTICE OF GUARANTEED DELIVERY.